Exhibit 23.1

Consent of Independent Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216854 and 333-218306) and the Registration Statement on Form S-8 (No. 333-218386) of Daseke, Inc. of our report issued under the firm name of Somerset CPAs, P.C. dated April 28, 2017 relating to the consolidated financial statements of Schilli Transportation Services, Inc. and Affiliates, which appear in Daseke, Inc.’s Current Report on Form 8-K/A filed July 17, 2017.

/s/ Somerset CPAs, P.C.

July 17, 2017

Indianapolis, Indiana